Exhibit 10.95

AMENDMENT NO. 3 TO AIRCRAFT LEASE

        This Amendment No. 3 to Lease Agreement (“Lease” or “Agreement”) is executed this 5th day of June, 2007 by and between EAGLE I, LLC, a Montana limited liability company (“Lessor”) and SEMITOOL, INC., a Montana corporation, with its principal place of business at 655 West Reserve Drive, Kalispell, Montana (“Lessee”).

RECITALS

A.	Lessor is the owner of a Falcon 900 (the “Aircraft”) with a serial number of 65 and a registration number of N988T.

B.	Lessor and Lessor have agreed to amend certain terms of the Lease Agreement dated January 15, 2004 (the “Lease Agreement”), as amended by Amendment No. 1 to Lease Agreement dated March 31, 2004 and Amendment No. 2 to Lease Agreement dated September 30, 2005.

        NOW, THEREFORE, in consideration of the mutual promises and covenants exchanged herein and for other good and valuable consideration, the parties hereto agree as follows:

1.	Amended Rental. Effective April 1, 2007, Lessee hereby covenants and agrees to pay Lessor, during the Term, a monthly rental of ONE HUNDRED THOUSAND DOLLARS ($100,000.00), reduced from $175,000 per month.

2.	Other Terms. All other terms of the Lease Agreement shall remain unchanged and shall be incorporated by reference herein in their entirety.

        IN WITNESS WHEREOF, the Lessee and Lessor have duly executed this Amendment No. 3 to Lease Agreement on June 5, 2005 at Kalispell, Flathead County, Montana.

LESSEE: SEMITOOL, INC.	LESSOR: EAGLE I, LLC
By: /s/Larry A. Viano Name: Larry A. Viano Title: VP-Finance, CFO	By: /s/Raymon F. Thompson Name: Raymon F. Thompson Title: CEO